Exhibit 99.1

FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2012

Net earnings per diluted share rise 16 percent to $0.96; revenues increase 9 percent to $705 million; net orders are even with the year-ago period

PALO ALTO, Calif., July 25, 2012 – Varian Medical Systems (NYSE:VAR) is today reporting net earnings of $0.96 per diluted share in the third quarter of fiscal year 2012, up 16 percent from $0.83 in the year-ago quarter. Revenues for the quarter were $705 million, up 9 percent from the year-ago quarter.

“All of our major businesses contributed to solid growth in earnings and revenues,” said Tim Guertin, president and CEO of Varian Medical Systems. “Gross margins for the company improved with increases in our X-Ray Products and Oncology businesses. We continued to operate in a challenging global environment with big swings in European currency exchange rates. Net orders were even for the total company compared with the year-ago quarter and up slightly on a constant currency basis.” The quarter ending backlog was $2.6 billion, up 16 percent from the year-ago period.

The company ended the quarter with $633 million in cash and cash equivalents and $175 million of debt. During the third quarter, the company spent $97 million to repurchase 1.5 million shares of common stock. The company ended the quarter with accounts receivable days sales outstanding of 80 days, an improvement of 1 day from the year-ago quarter.

Oncology Systems

Oncology Systems’ third quarter revenues totaled $546 million, up 7 percent from the same period of fiscal year 2011. Third-quarter net orders were $562 million, up 2 percent, with a 4 percent increase in North America and a 1 percent decline in international markets versus the comparable year-ago period. On a constant currency basis, Oncology Systems third quarter net orders were up 4 percent, with double-digit growth in Asia and mid-single-digit growth in Europe. Year-to-date, Oncology Systems net orders were 5 percent higher than the comparable period in fiscal year 2011, and up 6 percent on a constant currency basis.

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2012	Page 2

X-Ray Products

Third quarter revenues for the X-Ray Products business were $127 million, up 5 percent from the year-ago quarter. Compared to the corresponding period in fiscal year 2011, X-Ray Products’ third quarter net orders fell 1 percent to $120 million. The X-Ray Products business experienced the effects of a weaker economy during the quarter in the face of softer demand from major customers. Gross margins for this business rose by more than 4 points to a record 45 percent, driven mainly by a greater proportion of higher margin products and improved quality costs in the panel business.

Other

The company’s Other category, which includes Security and Inspection Products and Varian Particle Therapy, recorded third quarter revenues of $32 million, double the year-ago quarter. Revenues from Security and Inspection Products were up strongly in the quarter. Third-quarter orders for the Other category totaled $7 million, down $10 million from the year-ago quarter. Results from these businesses generally vary significantly from quarter to quarter.

Outlook

“With tremendous movements in currency exchange rates, particularly the substantial weakening of the Euro, as well as sluggish market conditions, we are adjusting our outlook for fiscal 2012,” said Guertin. “Compared with fiscal 2011 totals, we now believe that for fiscal year 2012 revenues could increase by about 8 percent and net earnings per diluted share from continuing operations could grow by 8 to 9 percent.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2012 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-556-5921 from inside the U.S. or 1-617-597-5474 from outside the U.S. and enter confirmation code 19437371. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 56507486. The telephone replay will be available through 5 p.m. PT, Friday, July 27, 2012.

For automatic “e-mail alerts” regarding Varian news, events, and new investor materials on the website, investors can subscribe on the company website: http://varian.investorroom.com/index.php?s=58. For additional information, contact investor relations at 1-650-424-5834.

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Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2012	Page 3

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 6,100 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as TrueBeam and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “believe,” “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the effect of global economic conditions; the impact of the 2010 federal health care legislation (including excise taxes on medical devices) and any further health care reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2012	Page 4

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q3 QTR 2012	Q3 QTR 2011	Q3 YTD 2012	Q3 YTD 2011
Net orders	$689.4	691.3	2,158.3	1,965.6
Oncology Systems	562.0	553.2	1,611.5	1,532.3
X-Ray Products	120.1	120.9	360.3	356.5
Security & Inspection Products	6.1	15.7	60.9	74.1
Varian Particle Therapy	0.8	1.1	125.0	2.3
Ginzton Technology Center	0.4	0.4	0.6	0.4

Order backlog	$2,636.9	2,280.5	2,636.9	2,280.5

Revenues	$705.3	649.4	2,050.9	1,877.7
Oncology Systems	546.4	512.5	1,599.4	1,472.8
X-Ray Products	126.7	120.8	362.5	350.2
Other	32.2	16.1	89.0	54.7

Cost of revenues	$397.7	369.6	1,177.8	1,042.1
Gross margin	307.6	279.8	873.1	835.6
As a percent of revenues	43.6%	43.1%	42.6%	44.5%
Operating expenses
Research and development	48.9	44.4	139.8	126.8
Selling, general and administrative	105.1	94.9	307.0	280.1

Operating earnings	153.6	140.5	426.3	428.7
As a percent of revenues	21.8%	21.6%	20.8%	22.8%
Interest income, net	0.4	0.1	1.1	0.2

Earnings before taxes	154.0	140.6	427.4	428.9
Taxes on earnings	45.2	42.0	120.6	130.7
Net earnings	$108.8	98.6	306.8	298.2
As a percent of revenues	15.4%	15.2%	15.0%	15.9%

Net earnings per share – basic	$0.98	0.84	2.74	2.54

Net earnings per share – diluted	$0.96	0.83	2.69	2.49

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	111.1	116.9	111.9	117.6
Average shares outstanding - diluted	112.8	119.1	114.0	119.8

Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2012	Page 5

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)	June 29,	September 30,
	2012	2011 (1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$633,386	$564,457
Short-term investment	47,155	19,205
Accounts receivable, net	608,834	635,153
Inventories	464,436	409,962
Deferred tax assets and other	263,676	225,840
Total current assets	2,017,487	1,854,617
Property, plant and equipment	636,607	601,115
Accumulated depreciation and amortization	(349,271)	(315,221)
Property, plant and equipment, net	287,336	285,894
Goodwill	224,058	212,452
Other assets	189,072	145,798
Total assets	$2,717,953	$2,498,761
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$147,248	$154,946
Accrued expenses	284,705	290,009
Deferred revenues	126,348	140,173
Advance payments from customers	353,943	299,380
Product warranty	49,323	50,128
Short-term borrowings	168,760	181,400
Current maturities of long-term debt	-	9,876
Total current liabilities	1,130,327	1,125,912
Other long-term liabilities	118,051	122,708
Long-term debt	6,250	6,250
Total liabilities	1,254,628	1,254,870
Stockholders’ Equity
Common stock	110,711	112,344
Capital in excess of par value	568,943	500,922
Retained earnings and accumulated other comprehensive loss	783,671	630,625
Total stockholders’ equity	1,463,325	1,243,891
Total liabilities and stockholders’ equity	$2,717,953	$2,498,761

(1) The condensed consolidated balance sheet as of September 30, 2011 was derived from audited financial statements as of that date.